UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 24, 2006
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510

(Address of principal executive offices, including zip code)
(630)406-8440

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS
ITEM 5.02 ELECTION OF NEW DIRECTOR
On August 24, 2006 the Board of Directors elected Richard Hunter Cross III as a director of Portola Packaging, Inc. bringing the number of directors to seven. Mr. Cross is Chairman and CEO of CARSTAR, a franchisor of automobile collision shops. Mr. Cross joins Martin Imbler, Chairman, Brian Bauerbach, President and CEO, Robert Egan, Debra Leipman-Yale, Jack Watts and Larry Williams on Portola’s Board of Directors.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 , the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.

Dated: August 28, 2006	By:	/s/ Kim Wehrenberg

Kim Wehrenberg Vice President, General Counsel and Secretary